CHRONIMED INC.

                                                                   EXHIBIT 10.24


PHARMACY PARTICIPATION AGREEMENT WITH AETNA HEALTH MANAGEMENT, INC.

                               SPECIALTY PHARMACY
                          MAIL SERVICE VENDOR AGREEMENT

         This Agreement is entered into by and between Aetna U.S. Healthcare, Inc. on behalf of itself and its Affiliates (as defined below) (hereinafter "Company") and CHRONIMED, INC. (hereinafter "Pharmacy"), to become effective on May 1, 2000 ("Effective Date").

         WHEREAS, Company contracts with health care providers to render services to individuals entitled to receive health care services from or through a Plan (as defined below); and

         WHEREAS, Pharmacy wishes to contract with Company to provide pharmaceutical services to said individuals on the following terms and conditions;

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants, promises and undertakings herein and intending to be legally bound hereby, the parties agree as follows:


1.0    PHARMACY SERVICES

1.1 Provision of Covered Services. Pharmacy shall provide Covered Services to Members within the scope of Pharmacy's qualifications and licensure and in accordance with generally accepted professional standards and the terms of this Agreement. A detailed schedule of Covered Services covered under this Agreement is attached as the SERVICES SCHEDULE and by reference is made a part of this Agreement. Covered Services will be provided pursuant to either a currently dated prescription order or in response to a telephone request by a properly identified physician, optometrist, physician assistant (where allowed by state law) or dentist. Pharmacy shall provide Covered Services to those Members whose eligibility is verified through the Company on-line claims adjudication system or those Members who submit a current fully executed Company designated enrollment form. This Agreement excludes all Internet Pharmacy Services (as hereinafter defined).

1.2 Non-Discrimination. Pharmacy shall provide Covered Services to Members without regard to the health status or health care needs of such Members. Pharmacy shall not differentiate or discriminate in the provision of Covered Services to Members on the basis of race, gender, creed, ancestry, lawful occupation, age, religion, marital status, sexual orientation, mental or physical disability, color, national origin, place of residence, health status, source of payment for services, cost or extent of Covered Services required, status as Members, or any other grounds prohibited by law or this Agreement. Pharmacy shall provide Covered Services to Members: (a) in no less than the same manner and in accordance with at least the same standards as offered to Pharmacy's patients who are not Members; and (b) in accordance with at least the same standard of practice, care, skill and diligence customarily used by similarly situated pharmacies at the time at which such services are rendered.

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1.3    Referrals to Vendors. Upon notice from Company that it has contracted with a vendor of pharmaceuticals for specified Covered Services in accordance with the applicable Plan, Pharmacy shall refer Members needing such services to the specified vendors for Covered Services provided by such vendors.

1.4 Individual Pharmacy Obligations. Pharmacy agrees that it and, if applicable, each of its individual pharmacies shall comply with the following obligations:

       (a) cooperate with Company's Audit Unit and its policies, including access by auditors to original prescriptions, and remit overpayments identified during the course of an audit;

       (b) provide all prescription drugs and supplies which are Covered Services, including prescription drugs and supplies requiring special order, except as referenced in section 1.3;

       (c) compound prescriptions that are usually available at community pharmacies and submit a claim for any compounded prescriptions via the on-line claims adjudication system at the agreed upon reimbursement terms set forth in the COMPENSATION SCHEDULE or as otherwise directed by Company;

       (d) provide all information required under the Omnibus Budget Reconciliation Act ("OBRA"), 42 U.S.C. ss. 1396r-8(g)(1990), and state law regarding utilization review and prescription drug counseling (Prospective Drug Use Review Program) to Member or Member's representative prior to release of the prescription to Member or Member's representative;

       (e) dispense and mail clean prescription drug orders within an average of two (2) business days after receipt of prescription, excluding holidays and weekends;

       (f) dispense any quantity of prescription drugs as prescribed, including any minimal quantities, up to a thirty (30) day supply or as defined by the applicable Plan design;

       (g) fill prescriptions with Generic equivalents, as permitted by applicable law or regulation of the dispensing state which governs the operation of such pharmacy and as defined in the Plan;

       (h)    not fill prescriptions:

              (i) more than twelve (12) months after issuance for non-controlled substances,
              (ii) more than six (6) months after issuance for controlled substances, or
              (iii)  if prohibited by applicable law or regulation;

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       (i)    not refill a prescription unless, when the refill request is received, at least fourteen (14) days prior to when the supply of the prescription should have been consumed if taken as directed;

       (j) provide pharmacist consultation services to Members through a toll-free telephone number;

       (k) send all prescriptions postage prepaid to the Member and accompanied by product information and accessory warning labels, where appropriate and required by law;

       (l) maintain and utilize patient profiles as agreed upon by Company and Pharmacy or as required by applicable state law;

       (m)    guarantee delivery of all orders;

       (n) respond promptly to all inquiries by a Member as required in the PARTICIPATION CRITERIA SCHEDULE, attached hereto and made a part hereof;

       (o) make arrangements for Members to immediately access prescription items in urgent situations, including but not limited to circumstances such as Pharmacy's shipment of the wrong item, damaged items, or items that are shipped but not received; and contact mail order specialty vendors designated by Company in those situations when Pharmacy is unable to fill a Member's prescription and arrange for such mail order to fill such prescription within 24 hours.

1.5 Generic Drugs. Pharmacy agrees to fill each Member's prescription with the appropriate Generic Drug as permitted by law unless the provider ordering the prescription specifies otherwise. Pursuant to Members' agreements with Company, Members have authorized the substitution of Generic Drugs for Brand Name Drugs where permitted by state law.

1.6 Performance Guarantees. Pharmacy agrees to comply with the performance guarantees that are listed in the PARTICIPATION CRITERIA SCHEDULE. Failure of Pharmacy to comply with such performance guarantees shall result in financial penalties as described in such schedule. Pharmacy shall allow Company to audit Pharmacy's compliance with such performance guarantees upon reasonable notice. Pharmacy shall allow Company to access original prescriptions in order to audit compliance.


2.0    REPRESENTATION

2.1 Pharmacy Representation. Pharmacy represents that (a) Pharmacy has and shall maintain throughout the term of this Agreement all appropriate license(s), registrations and certification(s) mandated by governmental regulatory agencies, including without limitation DEA certification and an unrestricted license to perform its duties in the state(s) in which Pharmacy provides Covered Services to Members; (b) Pharmacy shall comply with all applicable federal and state laws related to this Agreement and the services to be provided hereunder, including but not limited to statutes and regulations related to fraud, abuse, discrimination, disabilities, confidentiality, self-referral, false claims and prohibition of kickbacks; (c) Pharmacy has and shall maintain throughout the term of this Agreement professional liability and comprehensive liability insurance in at least the minimum amounts required by the PARTICIPATION CRITERIA; and (d) executing and performing Pharmacy's obligations under this Agreement shall not cause Pharmacy to violate any term or covenant of any other arrangement now existing or hereafter executed.

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2.2    Qualified Personnel. Pharmacy also represents that it has established an ongoing quality assurance/assessment program which shall include, but not be limited to, credentialing of employees. Pharmacy shall supply to Company the relevant documentation, including but not limited to internal quality assessment protocols, state licenses and certifications, and federal agency certifications and/or registrations upon request. Company may audit compliance with this section upon prior notice. Pharmacy further represents that all personnel employed by, associated or contracted with Pharmacy (a) be licensed or certified and supervised (when and as required by state law), and qualified by education, training and experience to perform their professional duties, and (b) act within the scope of their licensure or certification, as the case may be. Company may audit Pharmacy's compliance with this section upon prior notice.


3.0    PHARMACY COMPENSATION

3.1 Payment. Company shall, or when it is not the applicable Payor shall notify each Payor to, pay Pharmacy for Covered Services rendered to Members in accordance with the COMPENSATION SCHEDULE, attached hereto and made a part hereof, which may be modified from time to time by Company. Payments to Pharmacy for Covered Services shall be made within thirty
       (30) days, or as required by law of acceptance of the pharmacy claim via the on-line adjudication system. Payments to Pharmacy for Covered Services shall be made within sixty (60) days, or as required by law, of receipt of a complete, uncontested billing in the proper format submitted to the designated claim processing center(s). Notwithstanding the foregoing, Company shall, or when not the applicable Payor shall notify Payors to pay for only those Covered Services for which the requirements of section 4.1 and 4.2 were met. Company, on its behalf and on behalf of Payors, reserves the right to perform utilization review (including retrospective review) and to adjust or deny payment for medically inappropriate services, admissions, or lengths of stay. Payments for non-capitated Covered Services are subject to any and all valid and applicable laws related to claims payment. Company reserves the right to rebundle to primary procedure those services determined by Company to be part of, incidental to, or inclusive of the primary procedure. Pharmacy shall notify Company of any overpayments or payments made in error within ten (10) business days of becoming aware of such overpayments or erroneous payments, and shall return or arrange the return of any such overpayments or payments made in error to Company, or to the Payor or Member, as applicable.

3.2 Billing of Members. Under certain Plans, Members may be required to pay Copayments, Coinsurance or Deductibles for certain Covered Services. Pharmacy shall collect any applicable Copayments, Coinsurance and Deductibles from Members. Copayments shall be collected at the time that Covered Services are rendered. Except for applicable Copayments, Coinsurance and Deductibles, Pharmacy may bill Members only in the circumstances described below.

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       3.2.1  If the applicable Payor is not an HMO, Pharmacy may bill a Member for Covered Services provided to the Member in the event that the Payor becomes insolvent or otherwise breaches the terms and conditions of its agreement to pay, provided that (A) Pharmacy shall have first exhausted all reasonable efforts to obtain payment from the Payor, and (B) Pharmacy shall not institute or maintain any collection activities or proceed with any action at law or in equity against a Member to collect any sums that are owed by a Payor to Pharmacy unless Pharmacy provides at least thirty (30) days prior notice to Company of Pharmacy's intent to institute such an action.

       3.2.2 Services that are not Covered Services may be billed to Members by Pharmacy only if (A) the Members' Plan provides and/or Company confirms that the services are not covered; (B) the Member was advised in writing prior to the services being rendered that the specific services are not Covered Services, and (c) the Member agreed in writing to pay for such services.

       Nothing in this section is intended to prohibit or restrict Pharmacy from billing individuals who were not Members at the time that services were rendered.

3.3 Company's Obligation to Pay. Company shall have no obligation to pay Pharmacy for Covered Services in the event that a Payor or Member fails to pay Pharmacy, except where Company is the underwriter of the applicable Plan.

3.4 On-Line Edits. Pharmacy will allow all edits originating with Company's claims processor to reach individual pharmacies. Pharmacy agrees that it and all individual pharmacies shall respond appropriately to: (i) on-line responses which indicate to Pharmacy that the drug in question may adversely affect the Member's medical status; and (ii) edits regarding utilization review programs.

3.5 Claims Submission. In order to be compensated hereunder for Covered Services, Pharmacy agrees to submit itemized, accurate and complete claims for Covered Services on behalf of Members utilizing the most current version of the National Council for Prescription Drug Program Telecommunication Standard ("NCPDP Standard") as the on-line claims adjudication system (and shall upgrade to subsequent versions within six
       (6) months of introduction of such NCPDP Standard) or a mutually acceptable alternative in the event of on-line processing failure, to Company's designated claims processor or at the time of service to the Member. Pharmacy shall be able to accept on-line adjudication edits according to the most current version of the NCPDP Standard. Pharmacy agrees to submit claims in the amount as defined in the Compensation Schedule. In no event shall the amount submitted be more than the rate contained in the Compensation Schedule. HCFA 1500 transmitted claims or

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       paper submissions will be accepted for claims requiring an alternative submission process. Universal Claim Forms and Tape Billing will not be accepted for payment considerations. All claims submitted to Company or its designated claims processor which assert claims against Company more than sixty (60) days from the date the Covered Service was rendered will not be paid. Pharmacy shall be responsible for payment of any electronic transmittal fees that are incurred by the transmission of information to and from Pharmacy (and individual pharmacies, where applicable) and Company or its designated claims processor. Pharmacy shall not be responsible for payment of claims processing fees to Company's claims processor for the adjudication of claims by Company's claims processor.

3.6 Holding Members Harmless. If the applicable Payor is an HMO, Pharmacy hereby agrees that in no event, including but not limited to non-payment by the HMO, insolvency of the HMO or breach of this Agreement, shall Pharmacy bill, charge, collect a deposit from, seek remuneration or reimbursement from, or have any recourse against a Member or persons (other than the HMO) acting on a Member's behalf for Covered Services. This provision shall not prohibit collection of Deductibles, Coinsurance, or Copayments from Members in accordance with the terms of the Member's Plan.

       Pharmacy further agrees that (a) this provision shall survive termination of this Agreement regardless of the cause giving rise to termination and shall be construed for the benefit of Members, and (b) this provision supersedes any oral or written agreement to the contrary now existing or hereafter entered into between Pharmacy and a Member or persons acting on a Member's behalf.

3.7 Pharmaceutical Manufacturer Volume Discounts. Pharmacy acknowledges that Company has agreements with pharmaceutical manufacturers for the payment of manufacturer volume discounts to Company. Pharmacy shall take no action which would deny, diminish, usurp, jeopardize, or interfere with Company's entitlement or pharmaceutical manufacturers payment to Company of any manufacturer volume discounts owed to Company under an agreement with a pharmaceutical manufacturer.

3.8 Coordination of Benefits. When a Payor is the primary payor under applicable coordination of benefit principles, the Payor shall pay in accordance with this Agreement, and when a Payor is secondary under said principles, Payor's payment shall be limited as specified in the applicable Plan. If the Plan fails to specify coordination of benefits requirements, and unless prohibited by applicable law, Payor's payment shall be limited to the amount which, together with the amount remitted by the primary payor following all reasonable efforts by Pharmacy to collect same, equals the compensation due to Pharmacy under this Agreement, or if the primary payor fails to pay, Payor's payment shall be in accordance with this Agreement. In no event shall amounts billed and retained under coordination of benefits for Covered Services exceed Pharmacy's contracted rate for such services.

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4.0    COMPLIANCE WITH COMPANY RULES, POLICIES AND PROCEDURES

4.1 Compliance and Participation. Pharmacy shall comply fully with and be bound by the Participation Criteria described in the PARTICIPATION CRITERIA SCHEDULE (attached hereto and made a part hereof), the Provider Policies and Services Manual, and shall also abide by the rules, policies and procedures that Company has and will establish, including but not limited to, those regarding (a) quality improvement/management; (b) utilization management; (c) claims payment review; (d) Member grievances;
       (e) provider credentialing; and (f) electronic submission of encounter data, claims and other data required by Company. In addition to the aforementioned, Pharmacy agrees to comply with precertification and other requirements which are applicable to the dispensing of certain drugs. Such requirements may include, but are not limited to, forwarding physician supplied documentation to Company for review and approval, follow up with physician, and return of prescriptions to Members with appropriate explanation when certification for dispensing is denied by Company. Pharmacy shall not return unfilled any prescription to a Member unless Pharmacy provides a written explanation to Member the reason for the return of the prescription. If Pharmacy receives an on-line response that a prescription cannot be filled for reasons other than the drug is not covered, Pharmacy shall contact either the Member or the prescribing physician optometrist, physician assistant or dentist. Pharmacy acknowledges and agrees that failure to comply with the terms of the PARTICIPATION CRITERIA and Company's other rules, policies and procedures may adversely affect any compensation due hereunder and could lead to sanctions including, without limitation, termination of this Agreement. Company may at any time modify the Participation Criteria and all Company rules, policies and procedures.

4.2 Utilization Review. Company utilizes systems of utilization review/quality improvement/peer review consistent with any applicable federal and state laws to promote adherence to accepted standards for the provision of Covered Services and to encourage Participating Providers to control medical costs consistent with such standards. To this end, Pharmacy agrees:

       (a) To participate, as requested, and to abide by Company's utilization review, disease management and quality improvement programs and all other related programs (as modified from time to time) and decisions with respect to all Members.

       (b) To comply with Company utilization management requirements for all Covered Services.

       (c) To regularly interact and cooperate with Company's pharmacy personnel.

       (d) To cooperate with Participating Providers who prescribe pharmaceuticals to Members.

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       (e)    To abide by all Company credentialing criteria and procedures, including but not limited to, site visits and Member profile and pharmacy record reviews, and to submit to this process biannually or annually when applicable.

4.3 Grievances. Pharmacy agrees to cooperate with and participate in Company's applicable grievance procedures, provide Company with the information necessary to resolve grievances, and abide by decisions of the applicable grievance committees.

4.4 Notices and Reporting. Pharmacy shall (a) notify Company of any litigation brought against Pharmacy; (b) notify Company of any actions taken or investigations initiated by any government agency involving Pharmacy or any health care entity in which Pharmacy holds more than a five percent (5%) interest; (c) notify Company of any ownership interest or position with another health maintenance organization or other managed care organization or health plan; and (d) comply with any Company requirements regarding reporting to Company within ten (10) days any loss of licensure or accreditation, and claims by governmental agencies or individuals regarding fraud, abuse, self-referral, false claims, or kickbacks. All notices required by this section shall be provided to Company within ten (10) business days of the date that Pharmacy acquired knowledge of the occurrence of an event requiring notice, or earlier if otherwise required by this Agreement. Upon Company's request, Pharmacy shall provide all known details of the nature, circumstances and disposition of any suits, claims, actions or investigations to Company.

4.5 Proprietary and Confidential Information. Pharmacy agrees that the Proprietary Information is the exclusive property of Company or a third party Payor and that Pharmacy has no right, title or interest in the same. Pharmacy shall keep the Proprietary Information and this Agreement strictly confidential and shall not disclose any Proprietary Information or the contents of this Agreement to any third party, except to federal, state and local governmental authorities having jurisdiction. Pharmacy shall not use such materials, and shall at the request of Company return such materials and any copies or abstracts thereof, upon termination of this Agreement for whatever reason. In the event of a breach or a threatened breach of this section by Pharmacy, Company shall have the right of specific performance and injunctive relief in addition to any and all other remedies and rights at law or in equity, and such rights and remedies shall be cumulative.

4.6 Accreditation and Review Activities. Pharmacy shall implement all activities reasonably necessary to assist Company to obtain external accreditation by the National Committee for Quality Assurance or any other similar organization selected by Company including, but not limited to, cooperating in the auditing of Members' pharmacy records. Similarly, Pharmacy shall fully cooperate with any review of Company or a Plan conducted by a state or federal agency with authority over Company and/or a Plan, as applicable.

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5.0    INSURANCE

5.1 Pharmacy's Insurance. Pharmacy has and shall maintain throughout the term of this Agreement professional liability and comprehensive liability insurance in at least the minimum amounts specified in the PARTICIPATION CRITERIA SCHEDULE.


6.0    INSPECTION OF RECORDS AND DATA ACCESS.

6.1 Access to Information. Pharmacy agrees that Company shall have access to all data and information obtained, created or collected by Pharmacy related to Members ("Information"). Such Information shall be jointly owned by Pharmacy and Company and Pharmacy shall not enter into any contract or arrangement whereby Company or Affiliates do not have unlimited free and equal access to the Information in electronic or other form or would be required to pay any access, transaction or other fee to obtain such Information in electronic, written or other form. Information shall not be directly or indirectly provided by Pharmacy to any competitor of Company or Company Affiliates. Any and all information and data provided to Pharmacy by Company or at Company's direction shall remain the sole and exclusive property of Company and shall not be disclosed by Pharmacy to any third party.

6.2 Confidentiality of Pharmacy Records. Pharmacy and Company agree that all Member pharmacy records shall be treated as confidential so as to comply with all state and federal laws regarding, among other things, the confidentiality of patient records. According to the terms of Company HMO enrollment forms, agreements with Members and applicable law, Company is authorized to obtain information from Pharmacy without additional written release by Member. Company shall have the right upon request to inspect at all reasonable times any accounting, administrative, and pharmacy records maintained by Pharmacy pertaining to Company, to Members, and to Pharmacy's participation hereunder.

6.3 Provision of Records. Pharmacy agrees to provide Company and federal, state and local governmental authorities having jurisdiction, upon request, access to all books, records and other papers (including, but not limited to, pharmacy and financial records) and information relating to this Agreement and to those Covered Services rendered by Pharmacy to Members and to maintain such books, records and papers and Information for the longer of five (5) years from and after termination of this Agreement or the period required by state law. All requested Information shall be supplied within fourteen (14) days of the receipt of the request, where practicable. This audit right may be extended to Payors upon request of Company.

6.4 Pharmacy Records. Pharmacy shall maintain Information in a current, detailed, organized and comprehensive manner and in accordance with customary pharmacy practice and applicable state and federal laws. Pharmacy records shall include, but not be limited to, the Member's name, address, telephone number as well as pertinent information regarding the pharmaceuticals dispensed, the Member's known allergies and allergic reactions to date and a pertinent medical history of Member. Pharmacy shall consult the Member's record prior to the dispensing of each prescription to the Member. Pharmacy shall make these records available to (a) Company for the purpose of assessing quality of care, conducting pharmacy evaluations and audits; and (b) applicable state and federal authorities and their agents involved in assessing the quality of care or investigating Member grievances or complaints.

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6.5    Survival. These data access and records provisions shall survive the termination of this Agreement regardless of the cause giving rise to the termination.


7.0    TERM AND TERMINATION

7.1 Term and Renewal. This Agreement shall commence on the Effective Date and, subject to the termination provisions contained herein, shall continue in full force and effect for three (3) years from the effective date. Thereafter, this Agreement shall automatically renew on May 1 of each calendar year for successive terms of one (1) year each.

7.2 Termination without Cause. This Agreement may be terminated by either party at any time without cause upon at least ninety- (90) days prior written notice to the other party.

7.3 Termination for Breach. This Agreement may be terminated by either party upon at least thirty (30) days prior written notice of such termination to the other party upon default or breach by such party of one or more of its obligations hereunder, unless such default or breach is cured within thirty (30) days of the notice of termination.

7.4 Immediate Termination or Suspension. This Agreement may be immediately terminated, or Pharmacy's, and/or individual pharmacy's, participation in any or all Plans immediately suspended, by Company at its sole discretion at any time due to (a) a suspension, withdrawal, expiration, non-renewal or revocation of any state or local license, certificate or other legal credential authorizing Pharmacy to operate; (b) a suspension or revocation of Pharmacy's DEA number or other right to dispense controlled substances; (c) Pharmacy's indictment, arrest or conviction for a felony or for any criminal charge related to moral turpitude or the Pharmacy's provision of Covered Services; (d) the cancellation, reduction, limitation or termination of any insurance required by this Agreement;
       (e) a suspension or debarment from participation in the Medicare or Medicaid programs; (f) a filing in bankruptcy, the appointment of a receiver, the marshaling of debts or assets, or the proposed settlement of outstanding debts under applicable reorganization or insolvency laws filed by or against Pharmacy; (g) any false statement or material omission in the participation application and/or confidential information forms and all other requested information, as determined by Company in its sole discretion; (h) Pharmacy's submission of fraudulent claims or failure to withdraw claims made for prescriptions which have been filled but were never received by the Member for any reason; or (i) Company's determination, in its sole discretion, that continuation of this Agreement could pose, or is likely to pose, an immediate threat to Member health or safety. Pharmacy shall provide immediate notice to Company of any of the aforesaid events.

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7.5    Obligations Following Termination. Following the effective date of any termination of this Agreement, or any Plan, Pharmacy shall comply with the following obligations. This section shall supersede any contrary arrangements now existing or hereinafter made and shall survive the termination of this Agreement, regardless of the cause of termination.

       7.5.1 Upon Insolvency or Cessation of Operations. If this Agreement terminates as a result of insolvency or cessation of operations of a Company Affiliate that is an HMO, and as to Members of HMOs that become insolvent or cease operations, then in addition to the other obligations set forth in this section, Pharmacy shall continue to provide Covered Services to all Members for the period for which premium has been paid. This section shall be construed to be for the benefit of Members. No modification to this section shall be effective without the prior written approval of the applicable regulatory agencies.

       7.5.2 Obligation to Cooperate. Upon notice of termination of this Agreement or of a Plan, Pharmacy shall cooperate fully with Company and comply with Company procedures, if any, in the transfer of Members to other providers.


8.0    MODIFICATIONS

8.1 Amendments. This Agreement constitutes the entire understanding of the parties hereto and no changes, amendments, or alterations shall be effective unless signed by both parties, except as expressly provided herein. Notwithstanding the foregoing, at Company's discretion, Company may amend this Agreement upon written notice to Pharmacy to comply with any applicable law or regulation, or any order or directive of any governmental agency.

8.2 Plan Participation. Company has and retains the right to designate Pharmacy as a Participating Provider or non-participating provider in any specific Plan. Company reserves the right to introduce new Plans to its membership during the course of this Agreement. Pharmacy agrees that Pharmacy will provide Covered Services to Members of such Plans under applicable compensation arrangements determined by Company. Pharmacy shall accept compensation in accordance with this Agreement for the provision of any Covered Services to Members under a Plan, regardless of whether or not Pharmacy is a Participating Provider in such Plan. Company has or intends to seek a contract to serve Medicare and/or Medicaid beneficiaries. Such beneficiaries shall be considered as Members. Pharmacy shall be bound by all requirements applicable to such contract and all rules and regulations of the Medicare and Medicaid programs.

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9.0    RELATIONSHIP OF THE PARTIES

9.1 Independent Contractor Status. The relationship between Company and Pharmacy and their respective employees and agents is that of independent contractors, and none shall be considered an agent or representative of the other for any purpose, nor shall any party or its agents or employees hold themselves out to be an agent or representative of any other party for any purpose. Company and Pharmacy will each be liable solely for their own activities and those of their agents and employees, and neither Company nor Pharmacy will be liable for the activities of the other or the agents and employees of the other, including without limitation any liabilities, losses, damages, injunctions, suits, actions, fines, penalties, claims or demands of any kind or nature by or on behalf of any person, party or governmental authority arising out of or in connection with (a) any failure to perform any of the agreements, terms, covenants or conditions of this Agreement; (b) any negligent act or omission or other misconduct; (c) the failure to comply with any applicable laws, rules or regulations; and (d) any accident, injury or damage. Pharmacy acknowledges that all Member care and related decisions are the sole responsibility of Pharmacy and that Company's procedures, protocols and policies do not dictate or control Pharmacy's clinical decisions with respect to the care of Members. Pharmacy agrees to indemnify and hold harmless Company from any and all claims, liabilities and causes of action, including costs and counsel fees, arising out of Pharmacy's care of Members. This provision does not re quire Pharmacy to indemnify or hold harmless Company (including costs and counsel fees) for the acts or conduct of Company giving rise to liability and shall survive the termination of this Agreement, regardless of the reason for termination.

9.2 Use of Name. Pharmacy shall not use Company names, logos, trademarks or service marks in marketing materials or otherwise except as provided in this Agreement, without prior written consent. Pharmacy consents to the use of Pharmacy's name and other identifying and descriptive material in provider directories and in other materials and marketing literature of Company. If requested by Company, Pharmacy shall identify itself to the public as a Participating Provider.

9.3 Interference with Contractual Relations. Pharmacy shall not (a) counsel or advise, directly or indirectly, Payors, Sponsors or other entities who are currently under contract with Company or any Affiliate to cancel, modify, or not renew said contracts, (b) impede or otherwise interfere with negotiations which Company or an Affiliate is conducting for the provision of health insurance or Plans, or (c) use or disclose to any third party membership lists acquired during the term of this Agreement directly or indirectly for the purpose of soliciting individuals who were or are Members or otherwise to compete with Company or any Affiliate. This section shall survive the termination of this Agreement. In the event of a breach or a threatened breach of this section by Pharmacy, Company shall have the right of specific performance and injunctive relief in addition to any and all other remedies and rights at law or in equity, and such rights and remedies shall be cumulative.

9.4 Consideration for this Agreement. Pharmacy agrees that nothing of value, other than as set forth in this Agreement, was demanded or exchanged by Company in return for participation in the Company pharmacy network or signing of this Agreement.


10.0   COMPANY'S OBLIGATIONS AND DISPUTE RESOLUTION

10.1 Company's Obligations. Company or Payors shall provide Pharmacy with a means to identify Members and other Participating Providers, an explanation of benefits available to Members, administrative requirements, a listing of physicians, hospitals and ancillary providers in Company's network and timely notification of significant changes in this information. Company will enable Pharmacy to check eligibility. Company will include Pharmacy in the applicable Provider Directory(s) and will make the directory available to Members. Company shall provide a dispute resolution mechanism whereby Pharmacy may raise issues regarding the obligations of either party under this Agreement. Pharmacy agrees to utilize this dispute resolution procedure prior to submitting a complaint to any regulatory agency or instituting any legal action.

10.2   Dispute Resolution/Arbitration

       10.2.1 Dispute Resolution. Company shall provide an internal mechanism whereby Pharmacy may raise issues, concerns, controversies or claims regarding the obligations of the parties under this Agreement. Pharmacy shall utilize this internal mechanism prior to submitting a complaint to any regulatory agency or instituting any arbitration or other permitted legal proceeding. Discussions and negotiations held specifically pursuant to this
                Section 10.2.1 shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

       10.2.2 Submission of Claim or Controversy to Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach, termination, or validity thereof, except for temporary, preliminary, or permanent injunctive relief or any other form of equitable relief, shall be settled by binding arbitration administered by the American Arbitration Association ("AAA") and conducted by a sole Arbitrator ("Arbitrator") in accordance with the AAA's Commercial Arbitration Rules ("Rules"). A stenographic record shall be made of all testimony in any arbitration in which any disclosed claim or counterclaim exceeds $250,000. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16, to the exclusion of state laws inconsistent therewith or that would produce a different result, and judgment on the award rendered by the Arbitrator (the "Award") may be entered by any court having jurisdiction thereof. An Award for $250,000 or more shall be accompanied by a short statement of the reasoning on which the Award rests.

       10.2.3 Appeal of Arbitration Award. Within thirty (30) days of receipt of an Award of $250,000 or more (which shall not be binding if an appeal is taken), a party may notify the AAA of its intention to appeal the Award to a second Arbitrator (the "Appeal Arbitrator"), designated in the same manner as the Arbitrator except that the Appeal Arbitrator must have at least twenty (20) years' experience in the active practice of law or as a judge. The Appeal Arbitrator shall not take new testimony or other evidence and shall not modify or replace the Award except for clear error of law. The Award, as confirmed, modified or replaced by the Appeal Arbitrator, shall be final and binding, and judgment thereon may be entered by any court having jurisdiction thereof.

       10.2.4 Confidentiality. Except as may be required by law or to the extent necessary in connection with a judicial challenge, permitted appeal, or enforcement of an Award, neither a party nor an arbitrator may disclose the existence, content, record, status or results of a negotiation or arbitration. Any information, document, or record (in whatever form preserved) referring to, discussing, or otherwise related to a negotiation or arbitration, or reflecting the existence, content, record, status, or results of a negotiation ("Negotiation Record") or arbitration ("Arbitration Record"), is confidential and each party to this Agreement shall (i) protect Negotiation and Arbitration Records from unauthorized use or disclosure with at least the same degree of care it uses to protect its own confidential information of a similar nature; (ii) use Negotiation and Arbitration Records only for the purpose(s) expressly set forth in, and in accordance with, the terms of this Agreement; (iii) not disclose or otherwise permit any third person or entity access to Negotiation or Arbitration Records except with the other party's prior written consent; and (iv) take any and all other steps necessary to safeguard Negotiation and Arbitration Records against disclosure to third parties. The arbitration hearing shall be closed to any person or entity other than the arbitrator, the parties, witnesses during their testimony, and attorneys of record. Upon the request of a party, an arbitrator may take such actions as are necessary to enforce this Section 10.2.4, including the imposition of sanctions.

       10.2.5 Pre-hearing Procedure for Arbitration. The parties will cooperate in good faith in the voluntary, prompt and informal exchange of all documents and information (that are neither privileged nor proprietary) relevant to the dispute or claim, all documents in their possession or control on which they rely in support of their positions or which they intend to introduce as exhibits at the hearing, the identities of all individuals with knowledge about the dispute or claim and a brief description of such knowledge, and the identities, qualifications and anticipated testimony of all experts who may be called upon to testify or whose report may be introduced at the hearing. The parties and Arbitrator will make every effort to conclude the document and information exchange process within sixty (60) calendar days after all pleadings or notices of claims have been received. At the request of a party in any arbitration in which any disclosed claim or counterclaim exceeds $250,000, the Arbitrator may also order pre-hearing discovery by deposition upon good cause shown. Such depositions shall be limited to a maximum of three (3) per party and shall be limited to a maximum of six- (6) hours' duration each. As they become aware of new documents or information (including experts who may be called upon to testify), all parties remain under a continuing obligation to provide relevant, non-privileged documents, to supplement their identification of witnesses and experts, and to honor any understandings between the parties regarding documents or information to be exchanged. Documents that have not been previously exchanged, or witnesses and experts not previously identified, will not be considered by the Arbitrator at the hearing. Fourteen (14) calendar days before the hearing, the parties will exchange and provide to the Arbitrator (a) a list of witnesses they intend to call (including any experts) with a short description of the anticipated direct testimony of each witness and an estimate of the length thereof, and (b) premarked copies of all exhibits they intend to use at the hearing.

       10.2.6 Arbitration Award. The arbitrator may award only monetary relief and is not empowered to award damages other than compensatory damages and, in the arbitrator's discretion, pre-award interest. The Award shall be in satisfaction of all claims by all parties. Arbitrator fees and expenses shall be borne equally by the parties. Postponement and cancellation fees and expenses shall be borne by the party causing the postponement or cancellation. Fees and expenses incurred by a party in successfully enforcing an Award shall be borne by the other party. Except as otherwise provided in this Agreement, each party shall bear all other fees and expenses it incurs, including all filing, witness, expert witness, transcript, and attorneys' fees.


11.0   MISCELLANEOUS

11.1 Waiver. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach thereof. To be effective, all waivers must be in writing and signed by the party to be charged.

11.2 Governing Law. This Agreement shall be governed in all respects by the laws of the Commonwealth of Pennsylvania. Pharmacy agrees that any action brought under this Agreement shall be solely and exclusively brought in the courts of the Commonwealth of Pennsylvania, Montgomery County, it being acknowledged that Company is a Pennsylvania corporation which maintains its headquarters in said county and that this Agreement will be executed by Company in said county. Pharmacy irrevocably consents to the personal jurisdiction of the courts of the Commonwealth of Pennsylvania.

11.3 Liability. Notwithstanding section 11.2, Company's liability, if any, for damages to Pharmacy for any cause whatsoever arising out of or related to this Agreement, and regardless of the form of the action, shall be limited to Pharmacy's actual damages which shall not exceed the amounts actually paid to Pharmacy by Company under this Agreement during the twelve (12) month period immediately prior to the date the cause of action arose. Company shall not be liable for any indirect, incidental, punitive, exemplary, special or consequential damages of any kind whatsoever sustained as a result of a breach of this Agreement or any action, inaction, alleged tortious conduct, or delay by Company.

11.4 Statute of Limitations. Notwithstanding section 11.2, no action, regardless of form, arising out of or related to this Agreement may be brought by any party more than twelve (12) months after such cause of action has arisen.

11.5 Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal or unenforceable in any respect in any instance shall not affect the validity, legality and enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

11.6 Inconsistencies. If any term or provision of this Agreement is inconsistent with a term or provision of a non-insured Plan, then as to individuals entitled to receive Covered Services through said Plan, the term or provision of the Plan shall prevail.

11.7 Assignment. This Agreement shall not be assignable or transferable, in whole or in part, by Pharmacy, including, without limitation, by (a) sale or transfer of (i) capital stock or comparable equity interests, or (ii) controlling voting interests, (b) operation of law in connection with a merger or (c) sale of all or substantially all of the assets of Pharmacy, without the prior written consent of Company, its successors or assigns. Any assignment, whether in compliance with the foregoing or otherwise, shall be binding upon and for the benefit of the parties hereto and their successors and assigns.

11.8 Affirmative Action. Company is an Equal Opportunity Employer which maintains an Affirmative Action Program. To the extent applicable to Pharmacy, Pharmacy agrees to comply with the following, as amended from time to time: Executive Order 11246, the Vietnam Era Veterans Readjustment Act of 1974, the Drug Free Workplace Act of 1988, Section 503 of the Rehabilitation Act of 1973, any similar legislation regarding transactions relating to any Company or an Affiliate's government contract, and any rules and regulations promulgated under such laws.

11.9 Headings. The headings contained in this Agreement are included for purposes of convenience only, and shall not affect in any way the meaning or interpretation of any of the terms or provisions of this Agreement.

11.10 Notices. Any notice required to be given pursuant to the terms and provisions hereof shall be effective only if given in writing and sent by overnight delivery service with proof of receipt, or by certified mail return receipt requested. Notices shall be sent to the following addresses (which may be changed by giving notice in conformity with this Section):

         To Pharmacy at:

         Chronimed, Inc.
         Attn: Henry Blissenbach
         10900 Red Circle Drive
         Minnetonka, MN 55343

         and to Company at:

         Aetna U.S. Healthcare
         Pharmacy Management
         2859 Paces Ferry Road, Suite 330
         Atlanta, GA 30339

11.11 Non-Exclusivity. This Agreement is not exclusive, and nothing herein shall preclude either party from contracting with any other person or entity for any purpose.

11.12 Entire Agreement. This Agreement (including any attached schedules) constitutes the complete and sole contract between the parties and supersedes any and all prior or contemporaneous oral or written communications or proposals not expressly included herein.

11.13 Regulatory Requirements. Upon written request from Company, Pharmacy agrees to re-execute this Agreement in its current form in the name of the Company HMO, and to accept any amendment hereto as may be required by regulatory authorities.

11.14 Construction. Each party acknowledges that it has had the opportunity to be represented by counsel of its choice with respect to this Agreement. In view of the foregoing and notwithstanding any otherwise applicable principles of construction or interpretation, this Agreement shall be deemed to have been drafted jointly by the parties and, in the event of any ambiguity, shall not be construed or interpreted against the drafting party.

11.15 Disclaimer of Representations and Warranties. Company makes no representation, warranty or guarantee, including, without limitation, any representation, warranty or guarantee as to any volume of business, the volume or type of Covered Services to be provided by Pharmacy pursuant to this Agreement, the number of Providers who may prescribe products dispensed by Pharmacy, or the number of Members who may utilize Pharmacy.

12.0   DEFINITIONS

When used in this Agreement, all capitalized terms shall have the following meanings:

12.1 Affiliate. An Affiliate, with respect to Company, means any corporation, partnership or other legal entity (including any Plan) directly or indirectly owned or controlled by, or which owns or controls, or which is under common ownership or control with, Company.

12.2 Average Wholesale Price. The current average wholesale price of a prescription drug listed in the Medi-Span weekly price updates (or any other similar publication designated by Company) on the day that Pharmacy submits a claim for adjudication.

12.3 Brand Name Drug. A prescription drug with a proprietary name assigned to it by the manufacturer or distributor and so indicated by Medi-Span or any other similar publication designated by Company. Brand Name Drug does not include those drugs classified as Generic Drugs pursuant to Section 12.8.

12.4 Coinsurance. The portion of the usual, customary and reasonable fee for the Covered Services that the Member is required to pay after application of any applicable Copayments or Deductibles.

12.5 Copayment. A charge required under a Plan that must be paid by a Member at the time of the provision of Covered Services.

12.6 Covered Services. Those Medically Necessary Services which a Member is entitled to receive under the terms and conditions of a Plan.

12.7 Deductible. An amount that a Member must pay for Covered Services per specified period in accordance with the Member's Plan before benefits will be paid.

12.8 Emergency Services. Those services necessary to treat a medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in: (a) placing the health of individual (or, with respect to a pregnant woman, the health of the woman and her unborn child) in serious jeopardy; (b) serious impairment to bodily functions; or (c) serious dysfunction of any bodily organ or part; or such broader definition required by applicable law.

12.9 Generic Drug. A prescription drug, whether identified by its chemical, proprietary, or non-proprietary name, that is accepted by the U.S. Food and Drug Administration as therapeutically equivalent and interchangeable with drugs having an identical amount of the same active ingredient.

12.10 Internet Pharmacy Services. Pharmacy services and products provided, serviced or administered, directly or indirectly, by any provider, including but not limited to any pharmacy provider providing or servicing customers or providers, through the internet, the World Wide Web, or any other similar electronic medium. Internet Pharmacy Services shall include all prescriptions (whether the original fill or a refill) submitted to a provider, directly or indirectly, via the internet, the World Wide Web, or any other similar electronic medium.

12.11 Medically Necessary Services. Unless otherwise defined in an applicable Plan or by applicable law, health care services that are appropriate and consistent with the diagnosis in accordance with accepted medical standards and which are likely to result in demonstrable medical benefit, and which are the least costly of alternative supplies or levels of service which can be safely and effectively provided to the patient. Medically Necessary Services do not include custodial or supportive care or rest cures, or services or supplies provided for the convenience of the patient, the patient's family, or the provider. When used in relation to hospital inpatient care, Medically Necessary Services only include those services and supplies that cannot be safely and satisfactorily provided at home, in a physician's office, as an outpatient service, or in any lesser facility. Medically Necessary Services must be related to diagnosis or treatment of an existing illness or injury, except for preventive and well baby care. Health services are not Medically Necessary Services if they are experimental services. Medical necessity, when used in relation to services, shall have the same meaning as Medically Necessary Services.

12.12  Member. An individual covered by or enrolled in a Plan.

12.13 Participating Provider. Any pharmacy, physician, hospital, skilled nursing facility, or other individual or entity involved in the delivery of health care or ancillary services who or which has entered into and continues to have a current valid contract with Company to provide Covered Services to Members, and has been credentialed by Company or its designee consistent with Company's credentialing policies.

12.14 Payor. An employer, insurer, health maintenance organization, labor union, organization or other person or entity which has agreed to be responsible for funding benefit payments for Covered Services provided to Members under the terms of a Plan.

12.15 Plan. Any health benefit product, plan or program issued, administered, or serviced by Company or one of its Affiliates, including but not limited to HMO, preferred provider organization, indemnity, Medicaid, Medicare and Worker's Compensation.

12.16 Proprietary Information. The information developed by or belonging to Company or any third party Payor including, but not limited to, mailing lists, patient lists, employer lists, Company rates and procedures, product relation information and structure, utilization review procedures, formats and structure and related information and documents concerning Company's systems and operations of its Plans.

12.17 Sponsor. An entity that has contracted with Company to issue, administer, or service a Plan. Sponsors shall include without limitation employer groups sponsoring or offering a self-insured Plan to their employees.


IN WITNESS WHEREOF, the undersigned parties have executed this Agreement, intending to be bound thereby.


PHARMACY                                      COMPANY

By: /s/ Henry F. Blissenbach                  By: /s/ Kevin P. O'Donnell
    ------------------------                      ----------------------

Printed Name: Henry F. Blissenbach            Printed Name: Kevin P. O'Donnell
              --------------------                          ------------------

Title: President                              Title: Vice President of Aetna
       ---------                                     -----------------------

Date: May 15, 2000                            Date: May, 17, 2000
      ------------                                  -------------

License No. _________________________________

National Association of Boards of Pharmacy
NABP No. :_________________________

PROVIDER:

SERVICES:

A. Pharmacy agrees to provide the Covered Services to Members, subject to the conditions set forth in the Specialty Pharmacy Mail Service Vendor
       Agreement:

       1. Filling of prescriptions for prescription biologicals, drugs, and medications. The supply and number of refills for each prescription will be as allowed by the Member's Plan and applicable federal and state laws and regulations.

       2. Pharmacy shall dispense XXXX, as provided from time to time by Company.

B. Unless the Member's Plan provides otherwise, the following are not covered benefits, and neither Company nor Payor will make payment to Pharmacy therefor. Confirmation of whether a service is covered or not in accordance with a Member's Plan is made to Pharmacy on-line upon submission by Pharmacy of prescription data.

       1.     XXXX;

       2.     XXXX;

       3.     XXXX;

       4.     XXXX;

       5.     XXXX;

       6.     XXXX;

       7.     XXXX;

       8.     XXXX;

       9.     XXXX; and

       10.    XXXX.

COMPENSATION:

       A. Subject to the terms of this Agreement and the terms of the applicable Plan, Pharmacy shall accept reimbursement for Covered Services ("Reimbursement Rate") in accordance with the following:

                     The Reimbursement Rate for each prescription drug dispensed shall be equal to the lesser of:
              (i)    XXXX ; or

              For Brand Name and Generic Drugs XXXX:
              (i)    XXXX, or
              (ii)   XXXX.

       B.     Compensation: Payor

              The compensation per claim payable by Payor to Pharmacy, subject to the terms of this Agreement and the applicable Plan, shall be equal to:

              (i)    XXXX
              (ii)   XXXX.
              (iii)  XXXX.

       C.     Compensation: Member

              (i) Pharmacy acknowledges that the Copayment/Co-insurance is an integral part of the Health Benefit Plan selected by the Payor and agrees that it will not waive or discount the applicable Copayment/Co-insurance under any circumstance. Pharmacy will not bill Members for amounts in excess of the Deductible, Copayments, and/or Co-insurance provided for in Member's Plan.

              (ii) In cases where the Reimbursement Rate is less than the Copayment, Pharmacy agrees to charge the Member the Reimbursement Rate. There shall be no additional compensation from Payor in such cases.

DEFINITIONS:

       D. Maximum Allowable Cost (MAC). The compensation level established by Company for Generic Drugs for which there are more than one manufacturer ("Multi-Source"), as modified from time to time.

       E. Maximum Allowable Cost List (MAC List). The list of Generic Drugs for which reimbursement to Pharmacy shall be paid according to prices established by Company, as modified from time to time. Shipping and Handling Charges. XXXX.

       F.     Ancillary Supplies XXXX.

                                    EXHIBIT A

--------------------------------------------------------------------------------------
                                                 DISPENSING
THERAPEUTIC CATEGORIES              DISCOUNT         FEE           SPECIAL COMMENTS
--------------------------------------------------------------------------------------
 ALL Blood Derivatives               AWP -XX*        XXXX        XXXX
 (Immune Globulins, Factors)
 not defined below
--------------------------------------------------------------------------------------
 ALL Injectable Medications          AWP -XX        XXXX
 not defined below
--------------------------------------------------------------------------------------
 Growth Hormone:
      (i)    XXXX                    AWP -XX        XXXX
      (ii)   XXXX                    AWP -XX        XXXX
--------------------------------------------------------------------------------------
 Non-Injectable Medications;         AWP -XX        XXXX         XXXX
 e.g. Ancillary, Oral,
 Suppositories, Compounds and
 inhalers.
--------------------------------------------------------------------------------------
 Diabetes Care Products              AWP -XX        XXXX         XXXX
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                                                 DISPENSING
SPECIFIC PRODUCT                    DISCOUNT         FEE           SPECIAL COMMENTS
--------------------------------------------------------------------------------------

 XXXX                                AWP -XX        XXXX
--------------------------------------------------------------------------------------
 XXXX                                AWP -XX        XXXX
--------------------------------------------------------------------------------------
 XXXX                                AWP -XX        XXXX
--------------------------------------------------------------------------------------
 XXXX                                AWP -XX        XXXX
--------------------------------------------------------------------------------------
 XXXX                                 XXXX          XXXX         XXXX
--------------------------------------------------------------------------------------
 XXXX                                AWP -XX        XXXX
--------------------------------------------------------------------------------------
 XXXX                                AWP -XX        XXXX
--------------------------------------------------------------------------------------
 XXXX                                AWP -XX        XXXX
--------------------------------------------------------------------------------------
 XXXX                                AWP -XX        XXXX
--------------------------------------------------------------------------------------
 XXXX                                AWP -XX        XXXX
--------------------------------------------------------------------------------------
 XXXX                                AWP -XX        XXXX
--------------------------------------------------------------------------------------

I.     BUSINESS CRITERIA

       A.     APPLICABILITY

              1. These criteria shall apply to each Pharmacy applicant for participation and each Pharmacy participating in Plans, and shall be enforced at the sole discretion of Company.

              2. Each participating Pharmacy must continue to meet the following criteria for the duration of participation in the Plans.

       B.     GENERAL

              1. For purposes of the following criteria, the terms "Pharmacy" and "Pharmacist" includes each of the pharmacies covered by the terms of the Agreement and each of those pharmacies' respective pharmacists.

              2. The Pharmacy and each of its Pharmacists must meet all standards set by governmental agencies, including, but not limited to, the State Board of Pharmacy, the Drug Device and Cosmetic Board, the Drug Enforcement Administration, and the Food and Drug Administration.

       C.     PHARMACY STANDARDS

              1. All areas of the Pharmacy must be clean and reflect a professional image. In particular, the prescription department, including the counter and drug storage area must be clean, uncluttered, washed and/or dusted regularly, well lighted, and generally maintained in such a manner as to allow for maximum efficiency and minimum opportunity for errors.

              2. The Pharmacy must have a library of current appropriate professional reference materials.

       D.     PHARMACY REQUIREMENTS

              1.     Pharmacy Inventory

                     a. An adequate inventory of prescription drugs necessary to fill Member's prescriptions in accordance with the applicable Plan must be carried by the Pharmacy.

                     b. All solutions and reconstitutions of prescription drugs must be made with distilled water, except ophthalmic solutions and other special solutions which shall be prepared with sterile, distilled water or other sterile vehicles.

              2.     Responsibilities of Pharmacist

                     a. The Pharmacist on duty shall have full authority to make and implement decisions on all matters requiring professional judgment.

                     b. The Pharmacist shall provide written information concerning dosage administration, precautions, storage conditions, and other appropriate information when a new prescription medication is dispensed to any Member or such Member's representative. Any intervention performed by a Pharmacist must be noted on the subject Member's patient profile or prescription record.

                     c. The Pharmacist shall be readily accessible to Members for consultation on a designated toll free number.

                     d. The ratio of Pharmacists who oversee and approve or disapprove the final dispensing of prescriptions to the number of prescriptions which they oversee and approve or disapprove shall not exceed three hundred
                            (300) prescriptions per day per Pharmacist.

                     e. Each Pharmacist must participate in and abide by peer review mechanisms adopted by Company.

              3.     Formulary

                     a.     Pharmacy shall support Company's Formulary.

       E.     AVAILABILITY/DELIVERY

              1. The Pharmacy shall provide customer service coverage twenty-four (24) hours a day, seven (7) days a week with access to representatives able to respond to Member's questions and concerns regarding their prescription drugs.

              2. The Pharmacy must provide overnight delivery service in emergency situations or when the specific prescription drug requires such overnight delivery.

              3. The Pharmacy must obtain a signed receipt upon delivery of any controlled substances, skeletal muscle relaxants and anti-viral agents, or as required by applicable law or regulation.

       F.     INSURANCE

              1. During the entire term of this Agreement, Pharmacy shall maintain insurance at minimum levels required from time to time by Company, but in no event less than: (a) professional liability insurance at a minimum level of one million dollars ($1,000,000) per claim and two million dollars ($2,000,000) in the annual aggregate, except in cases where this level of insurance exceeds that required by applicable state law, in which instance Pharmacy shall maintain the maximum level of professional liability insurance required by law; (b) comprehensive general liability insurance at a minimum level of one million dollars ($1,000,000) per claim and two million dollars ($2,000,000) in the annual aggregate. Pharmacy's insurance shall cover the acts and omissions of Pharmacy as well as Pharmacy's agents and employees. Memorandum copies of such policies shall be delivered to Company upon request. Pharmacy must notify Company at least thirty (30) days in advance of the cancellation, limitation or material change of said policies.

       G.     COMPENSATION

              1. The Pharmacy must possess the ability to submit claims by means of the Company electronic claims system, as updated from time to time.

              2. The applicable Deductible or Copayment amount shall not be waived for each prescription that a Member fills. Pharmacy shall make all reasonable efforts to collect applicable Copayment and Deductible amount.

              3. The Pharmacy shall not offer premiums or discounts to patients participating in Company Plans.

       H.     PHARMACY RECORDS

              1. The Pharmacy must utilize complete up-to-date patient medication records for Members. In addition to the patient's name, address, telephone number, and pertinent information regarding the medications dispensed, the Member records shall include information regarding a Member's known allergies and allergic reactions to date and a pertinent medical history of the Member. The Member's medication record must be consulted prior to dispensing any prescribed medication to a Member.

              2. The Pharmacy must permit appropriate Company representatives and appropriate state and/or federal officials to have access to Members' records, and shall permit the copying of said records to comply with regulatory and quality assessment reviews.

       I.     PHILOSOPHY

              1. Pharmacy must be supportive of the philosophy and concept of managed care and Company. Pharmacy shall not differentiate or discriminate in the treatment of, or in the access to treatment of, patients on the basis of their status as Members, or other grounds identified in the Agreement.

              2. Pharmacy shall have the right and is encouraged to discuss with his or her patients pertinent details regarding the diagnosis of the patient's conditions, the nature and purpose of any recommended treatment, the potential risks and benefits of any recommended treatment, and any reasonable alternatives to such recommended treatment.

              3. Pharmacy's obligations under the Agreement not to disclose Proprietary Information do not apply to any disclosures to a patient determined by Pharmacy to be necessary or appropriate for the care of a patient, except to the extent such disclosure would otherwise violate Pharmacy's legal or ethical obligations.

              4. Pharmacy is encouraged to discuss Company's provider reimbursement methodology with Pharmacy's patients who are Members, subject to Pharmacy's general contractual and ethical obligations not to make false or misleading statements. Accordingly, Proprietary Information does not include descriptions of the methodology under which Pharmacy is reimbursed, although such Proprietary Information does include the specific rates paid by Company due to their competitively sensitive nature.

II.    PROFESSIONAL CRITERIA

       A.     CONTINUING EDUCATION

              1. Each Pharmacist shall continue his/her professional education through participation in continuing education programs.

III.   PROFESSIONAL COMPETENCE AND CONDUCT

       A.     GENERAL

              1. Each Pharmacist working at the Pharmacy must be of sound moral character and must not have been indicted, arrested, or convicted of criminal charges related to moral turpitude or the practice of pharmacy related services.

              2. Each Pharmacist working at the Pharmacy must not have engaged in any unprofessional conduct, unacceptable business practices or any other act or omission which may raise concerns about possible future substandard professional performance, competence or conduct.

       B.     NOTIFICATION OF ADVERSE ACTIONS OR LIMITATIONS

              1. Pharmacy shall provide immediate notice to Company of any adverse action relating to said Pharmacy's license(s) and/or certification(s). "Adverse action" includes, but is not limited to: denial; fine; monitoring; probation; suspension; letter of concern, guidance, censure, or reprimand; expiration without renewal; subject to disciplinary action or other similar action or limitation; restriction, counseling; loss in whole or in part; censure; administrative letter; non-renewal; voluntary or involuntary surrender of licensure or status to avoid, or in anticipation of, any of the adverse actions listed; and initiation of investigations, inquiries or other proceedings that could lead to any of the actions listed. Any such adverse actions may be grounds for action, including without limitation, denial, termination, or other sanctions imposed pursuant to Company's credentialing/quality improvement programs.

IV.    PERFORMANCE ASSESSMENTS

       Please see attached Performance Assessments

These criteria may be modified at the sole discretion of Company.

                           SPECIALTY PHARMACY NETWORK
                             Performance Assessments

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                                                         Payment for
                                                         Failure to
                                                            meet
                           Performance                   Performance     Frequency                                 Annual
               Review        Standard     Sub-Category    Standard       of Review      Maximum     Category      Category
  Category       Item      Measurement     Weighting     Measurement     and Payout    Per Year     Weighting    $ at Risk
-------------- ---------- --------------- ------------ ---------------- ------------- ------------ ------------ ------------


                                                 [STRICKEN AS CONFIDENTIAL]

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